FOR IMMEDIATE RELEASE                             EXHIBIT 99.1

IES Holdings Reports Fiscal 2023 First Quarter Results

HOUSTON — February 3, 2023 — IES Holdings, Inc. (or “IES” or the “Company”) (NASDAQ: IESC) today announced financial results for the quarter ended December 31, 2022.

First Quarter 2023 Highlights
•Revenue of $575 million for the first quarter of fiscal 2023, an increase of 20% compared with $481 million for the same quarter of fiscal 2022
•Operating income of $40.7 million for the first quarter of fiscal 2023, compared with $20.3 million for the same quarter of fiscal 2022; operating income for the first quarter of fiscal 2023 includes a pretax gain of $13.0 million from the sale of STR Mechanical; excluding this gain, operating income increased 37% compared with the first quarter of fiscal 2022
•Net income attributable to IES of $26.4 million for the first quarter of fiscal 2023, compared with $14.5 million for the same quarter of fiscal 2022, and diluted earnings per share attributable to common stockholders of $1.14 and $0.69, respectively; net income attributable to IES and diluted earnings per share attributable to common stockholders for the first quarter of fiscal 2023 include an after tax gain of $9.6 million and $0.47, respectively, from the sale of STR Mechanical
•Adjusted net income attributable to IES (a non-GAAP financial measure, as defined below) of $19.9 million for the first quarter of fiscal 2023, compared with $17.6 million for the same quarter of fiscal 2022; adjusted diluted earnings per share attributable to common stockholders (a non-GAAP financial measure, as defined below) of $0.82 for the first quarter of fiscal 2023, compared with $0.83 for the same quarter of fiscal 2022
•Remaining performance obligations, a GAAP measure of future revenue to be recognized from current contracts with customers, of approximately $1.0 billion as of December 31, 2022
•Backlog (a non-GAAP financial measure, as defined below) of approximately $1.3 billion as of December 31, 2022

Overview of Results
“Our operating income for the first quarter of fiscal 2023 improved significantly compared with the same quarter of fiscal 2022,” said Jeff Gendell, Chairman and Chief Executive Officer. "While the increase in operating income partially reflects the gain from the sale of our STR Mechanical business, our results also benefited from continued strong demand for our services, particularly in our Residential segment. Operating performance also improved compared with the past three fiscal quarters, as we addressed project execution challenges that affected our fiscal 2022 results. We are particularly encouraged by the performance of our Infrastructure Solutions segment during the first quarter of fiscal 2023, where more efficient project execution and improving supply chain conditions position this segment to achieve substantially improved results for fiscal 2023 as compared with 2022.”

Our Communications segment’s revenue was $147.2 million in the first quarter of fiscal 2023, an increase of 16% compared with the first quarter of fiscal 2022, primarily driven by increased demand from data center and high-tech manufacturing customers. The segment's operating income increased 4% to $9.4 million compared with the first quarter of fiscal 2022, as the benefit of increased revenue was partly offset by an increase in operating costs, as we have invested in additional personnel in support of our growth initiatives. In addition, certain of our end markets have experienced more competitive pricing conditions.

Our Residential segment’s revenue was $318.1 million in the first quarter of fiscal 2023, an increase of 32% compared with the first quarter of fiscal 2022, reflecting increased pricing and continued strong demand, particularly in several of our key multi-family markets, as well as the Florida single-family housing market. The Residential segment’s operating income was $20.5 million for the first quarter of fiscal 2023, an increase of 77% compared with the first quarter of fiscal 2022. During the first quarter of fiscal 2022, operating margins were negatively impacted by higher material and labor costs, which were not offset by increased pricing until later in the fiscal year.

Our Infrastructure Solutions segment’s revenue was $49.3 million in the first quarter of fiscal 2023, an increase of 17% compared with the first quarter of fiscal 2022, primarily driven by continued strong demand in our generator enclosures business. Operating income was $4.7 million, an increase of 176% compared with the first quarter of fiscal 2022. Results for the first quarter of fiscal 2022 were negatively affected by the impact of supply chain disruptions, COVID-related labor inefficiencies, and operating inefficiencies associated with the relocation of our Tulsa, Oklahoma operation to a new, larger facility in order to accommodate increased demand for our generator enclosure products.

Our Commercial & Industrial segment’s revenue was $60.3 million in the first quarter of fiscal 2023, a decrease of 13% compared with the first quarter of fiscal 2022. Operating income for the first quarter of fiscal 2023 was $11.0 million, including the $13.0 million pretax gain on the sale of STR Mechanical, LLC, a Charlotte, North Carolina-based provider of heating, ventilation and air conditioning services for commercial customers. STR Mechanical, which was sold at the beginning of the first quarter of fiscal 2023, contributed revenue and operating income of $4.9 million and $0.2 million, respectively, during the first quarter of fiscal 2022. Excluding the gain from this sale, the segment reported an operating loss of $2.0 million for the first quarter of fiscal 2023, compared with operating income of $1.6 million in the first quarter of fiscal 2022, as a result of continuing operating challenges at one branch which incurred significant losses during fiscal 2022. We continue to limit the size and duration of projects bid at this branch. Through the sale of STR Mechanical, we have refocused on Commercial & Industrial's core operations, and we continue to evaluate the segment's optimal structure, as we seek to mitigate risk and improve financial and operational performance.

Mr. Gendell continued, “While we were encouraged by strong demand through the first quarter of fiscal 2023, we continue to monitor the impact of changing economic conditions on demand for our services. In particular, we expect elevated interest rates and decreased housing affordability to impact demand in the single-family housing market in the near term. However, we remain optimistic about the long-term fundamentals in our key markets, and believe we are well-positioned to expand our service offerings and pursue market share growth.”

“During the first quarter of fiscal 2023, we generated operating cash flow of $14.3 million, while deploying cash to strategically repurchase our common stock under our repurchase program and pay down debt,” said Tracy McLauchlin, Chief Financial Officer. “We continue to focus on maintaining a strong balance sheet, which will position us to take advantage of opportunities to grow our business. During fiscal 2023, we expect to fully utilize our federal tax net operating loss carryforwards which have reduced our cash tax burden over the past several years. Therefore, in January 2023, we began making federal estimated tax payments in anticipation of having a federal income tax obligation for fiscal 2023. As a result, we will have a higher cash tax rate for fiscal 2023 compared with 2022.”

Stock Buyback Plan
In December 2022, the Company’s Board of Directors authorized and announced a stock repurchase program for purchasing up to $40 million of our common stock from time to time, which replaced the Company's previous program. During the quarter ended December 31, 2022, the Company repurchased 219,731 shares at an average price of $30.97 per share under its repurchase programs. The Company had $37.7 million remaining under its stock repurchase authorization at December 31, 2022.

Non-GAAP Financial Measures and Other Adjustments
This press release includes adjusted net income attributable to IES, adjusted diluted earnings per share attributable to common stockholders, and backlog, and, in the non-GAAP reconciliation tables included herein, adjusted net income attributable to common stockholders, adjusted EBITDA and adjusted net income before taxes, each of which is a financial measure not calculated in accordance with generally accepted accounting principles in the U.S. (“GAAP”). Management believes that these measures provide useful information to our investors by, in the case of adjusted net income attributable to common stockholders, adjusted earnings per share attributable to common stockholders, adjusted EBITDA and adjusted net income before taxes, distinguishing certain nonrecurring events such as litigation settlements, significant expenses associated with leadership changes, or gains or losses from the sale of a business, or noncash events, such as impairment charges or our valuation allowances release and write-down of our deferred tax assets, or, in the case of backlog, providing a common measurement used in IES's industry, as described further below, and that these measures, when reconciled to the most directly comparable GAAP measures, help our investors to better identify underlying trends in the operations of our business and facilitate easier comparisons of our financial performance with prior and future periods and to our peers. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information calculated in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures, which has been provided in the financial tables included in this press release.

Remaining performance obligations represent the unrecognized revenue value of our contract commitments. While backlog is not a defined term under GAAP, it is a common measurement used in IES’s industry and IES believes this non-GAAP measure enables it to more effectively forecast its future results and better identify future operating trends that may not otherwise be apparent. IES’s remaining performance obligations are a component of IES’s backlog calculation, which also includes signed agreements and letters of intent which we do not have a legal right to enforce prior to work starting. These arrangements are excluded from remaining performance obligations until work begins. IES’s methodology for determining backlog may not be comparable to the methodologies used by other companies.

For further details on the Company’s financial results, please refer to the Company’s quarterly report on Form 10-Q for the fiscal quarter ended December 31, 2022, to be filed with the Securities and Exchange Commission (“SEC”) by February 3, 2023, and any amendments thereto.

About IES Holdings, Inc.
IES designs and installs integrated electrical and technology systems and provides infrastructure products and services to a variety of end markets, including data centers, residential housing, and commercial and industrial facilities. Our more than 8,000 employees serve clients in the United States. For more information about IES, please visit www.ies-co.com.

Company Contact:
Tracy McLauchlin
Chief Financial Officer
IES Holdings, Inc.
(713) 860-1500

Investor Relations Contact:
Robert Winters or Stephen Poe
Alpha IR Group
312-445-2870
IESC@alpha-ir.com

Certain statements in this release may be deemed “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, all of which are based upon various estimates and assumptions that the Company believes to be reasonable as of the date hereof. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “could,” “should,” “expect,” “plan,” “project,” “intend,” “anticipate,” “believe,” “seek,” “estimate,” “predict,” “potential,” “pursue,” “target,” “continue,” the negative of such terms or other comparable terminology. These statements involve risks and uncertainties that could cause the Company’s actual future outcomes to differ materially from those set forth in such statements. Such risks and uncertainties include, but are not limited to, the impact of the COVID-19 outbreak or future pandemics on our business, including the potential for job site closures or work stoppages, supply chain disruptions, delays in awarding new projects, construction delays, reduced demand for our services, delays in our ability to collect from our customers, the impact of third party vaccine mandates on employee recruiting and retention, or illness of management or other employees; the ability of our controlling shareholder to take action not aligned with other shareholders; the possibility that certain tax benefits of our net operating losses may be restricted or reduced in a change in ownership or a change in the federal tax rate; the potential recognition of valuation allowances or write-downs on deferred tax assets; the inability to carry out plans and strategies as expected, including our inability to identify and complete acquisitions that meet our investment criteria in furtherance of our corporate strategy, or the subsequent underperformance of those acquisitions; competition in the industries in which we operate, both from third parties and former employees, which could result in the loss of one or more customers or lead to lower margins on new projects; fluctuations in operating activity due to downturns in levels of construction or the housing market, seasonality and differing regional economic conditions; the possibility of inaccurate estimates used when entering into fixed-price contracts and our ability to successfully manage projects, as well as other risk factors discussed in this document, in the Company’s annual report on Form 10-K for the year ended September 30, 2022 and in the Company’s other reports on file with the SEC. You should understand that such risk factors could cause future outcomes to differ materially from those experienced previously or those expressed in such forward-looking statements. The Company undertakes no obligation to publicly update or revise any information, including information concerning its controlling shareholder, net operating losses, borrowing availability, or cash position, or any forward-looking statements to reflect events or circumstances that may arise after the date of this release.

Forward-looking statements are provided in this press release pursuant to the safe harbor established under the Private Securities Litigation Reform Act of 1995 and should be evaluated in the context of the estimates, assumptions, uncertainties, and risks described herein.

General information about IES Holdings, Inc. can be found at http://www.ies-co.com under "Investor Relations." The Company's annual report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, as well as any amendments to those reports, are available free of charge through the Company's website as soon as reasonably practicable after they are filed with, or furnished to, the SEC.

IES HOLDINGS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
(DOLLARS IN MILLIONS, EXCEPT PER SHARE DATA)
(UNAUDITED)

	Three Months Ended December 31,
	2022	2021
Revenues	$574.9	$480.5
Cost of services	479.4	400.8
Gross profit	95.4	79.7
Selling, general and administrative expenses	67.8	59.4
Contingent consideration	0.1	0.1
Gain on sale of assets	(13.1)	—
Operating income	40.7	20.3
Interest expense	1.2	0.4
Other expense, net	0.7	0.8
Income from operations before income taxes	38.8	19.1
Provision for income taxes	10.0	4.0
Net income	28.8	15.1
Net income attributable to noncontrolling interest	(2.4)	(0.6)
Net income attributable to IES Holdings, Inc.	$26.4	$14.5

Computation of earnings per share:
Net income attributable to IES Holdings, Inc.	$26.4	$14.5
Increase in noncontrolling interest	(3.1)	(0.1)
Net income attributable to common stockholders of IES Holdings, Inc.	$23.3	$14.4

Earnings per share attributable to common stockholders:
Basic	$1.15	$0.70
Diluted	$1.14	$0.69

Shares used in the computation of earnings per share:
Basic (in thousands)	20,242	20,703
Diluted (in thousands)	20,449	20,959

IES HOLDINGS, INC. AND SUBSIDIARIES
NON-GAAP RECONCILIATION OF ADJUSTED NET INCOME ATTRIBUTABLE
TO IES HOLDINGS, INC. AND ADJUSTED EARNINGS PER SHARE
ATTRIBUTABLE TO COMMON STOCKHOLDERS
(DOLLARS IN MILLIONS, EXCEPT PER SHARE DATA)
(UNAUDITED)

	Three Months Ended December 31,
	2022	2021
Net income attributable to IES Holdings, Inc.	$26.4	$14.5
Gain on sale of STR Mechanical	(13.0)	—
Provision for income taxes	10.0	4.0
Adjusted net income before taxes	23.5	18.5
Current tax expense (1)	(3.6)	(0.9)
Adjusted net income attributable to IES Holdings, Inc.	19.9	17.6

Adjustments for computation of earnings per share:
Increase in noncontrolling interest	(3.1)	(0.1)
Adjusted net income attributable to common stockholders	$16.8	$17.5

Adjusted earnings per share attributable to common stockholders:
Basic	$0.83	$0.85
Diluted	$0.82	$0.83

Shares used in the computation of earnings per share:
Basic (in thousands)	20,242	20,703
Diluted (in thousands)	20,449	20,959

(1) Represents the tax expense related to the current period earnings which will be considered in the computation of tax to be paid in cash for the full year, and not offset by the utilization of net operating loss carryforwards

IES HOLDINGS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(DOLLARS IN MILLIONS)
(UNAUDITED)

	December 31,	September 30,
	2022	2022
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$5.2	$24.8
Accounts receivable:
Trade, net of allowance	348.2	370.7
Retainage	70.3	65.1
Inventories	99.6	96.3
Costs and estimated earnings in excess of billings	44.5	52.1
Prepaid expenses and other current assets	21.4	15.4
Total current assets	589.3	624.4
Property and equipment, net	53.9	54.4
Goodwill	92.4	92.4
Intangible assets, net	66.7	71.9
Deferred tax assets	21.0	20.5
Operating right of use assets	56.7	55.9
Other non-current assets	16.8	15.1
Total assets	$896.8	$934.7
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable and accrued expenses	$281.4	$317.0
Billings in excess of costs and estimated earnings	95.4	84.9
Total current liabilities	376.9	401.9
Long-term debt	42.0	81.6
Operating long-term lease liabilities	38.8	38.1
Other non-current liabilities	27.9	22.6
Total liabilities	485.5	544.2
Noncontrolling interest	33.2	29.2
STOCKHOLDERS’ EQUITY:
Preferred stock	—	—
Common stock	0.2	0.2
Treasury stock, at cost	(49.7)	(44.0)
Additional paid-in capital	200.9	201.9
Retained earnings	226.5	203.2
Total stockholders’ equity	378.1	361.3
Total liabilities and stockholders’ equity	$896.8	$934.7

IES HOLDINGS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(DOLLARS IN MILLIONS)
(UNAUDITED)

	Three Months Ended December 31,
	2022	2021
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$28.8	$15.1
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Bad debt expense	0.1	0.1
Deferred financing cost amortization	0.1	—
Depreciation and amortization	6.4	6.2
Gain on sale of assets	(13.1)	—
Non-cash compensation expense	0.9	0.9
Deferred income taxes	0.5	2.2
Changes in operating assets and liabilities:
Accounts receivable	18.1	(8.2)
Inventories	(5.1)	(5.2)
Costs and estimated earnings in excess of billings	7.6	(9.1)
Prepaid expenses and other current assets	(11.8)	(5.4)
Other non-current assets	0.1	(1.6)
Accounts payable and accrued expenses	(29.8)	(23.2)
Billings in excess of costs and estimated earnings	10.7	3.8
Other non-current liabilities	0.8	(0.1)
Net cash provided by (used in) operating activities	14.3	(24.5)
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(2.7)	(12.3)
Proceeds from sale of assets	19.2	0.1
Cash paid in conjunction with equity investments	(0.2)	(0.5)
Net cash provided by (used in) investing activities	16.3	(12.8)
CASH FLOWS FROM FINANCING ACTIVITIES:
Borrowings of debt	608.0	444.2
Repayments of debt	(647.6)	(415.9)
Cash paid for finance leases	(0.8)	(0.3)
Distribution to noncontrolling interest	(2.3)	(1.2)
Purchase of treasury stock	(7.5)	(4.8)
Net cash provided by (used in) financing activities	(50.3)	21.9
NET DECREASE IN CASH AND CASH EQUIVALENTS	(19.6)	(15.3)
CASH and CASH EQUIVALENTS, beginning of period	24.8	23.1
CASH and CASH EQUIVALENTS, end of period	$5.2	$7.8

IES HOLDINGS, INC. AND SUBSIDIARIES
OPERATING SEGMENT STATEMENT OF OPERATIONS
(DOLLARS IN MILLIONS)
(UNAUDITED)

	Three Months Ended December 31,
	2022	2021
Revenues
Communications	$147.2	$127.4
Residential	318.1	241.8
Infrastructure Solutions	49.3	42.1
Commercial & Industrial	60.3	69.2
Total revenue	$574.9	$480.5

Operating income (loss)
Communications	$9.4	$9.1
Residential	20.5	11.6
Infrastructure Solutions	4.7	1.7
Commercial & Industrial (1)	11.0	1.6
Corporate	(5.0)	(3.7)
Total operating income	$40.7	$20.3

(1) Commercial & Industrial's operating income for the three months ended December 31, 2022 includes a pretax gain of $13.0 million related to the sale of STR Mechanical.

IES HOLDINGS, INC. AND SUBSIDIARIES
NON-GAAP RECONCILIATION OF ADJUSTED EBITDA
(DOLLARS IN MILLIONS)
(UNAUDITED)

	Three Months Ended December 31,
	2022	2021
Net income attributable to IES Holdings, Inc.	$26.4	$14.5
Provision for income taxes	10.0	4.0
Interest & other expense, net	1.9	1.2
Depreciation and amortization	6.4	6.2
EBITDA	$44.7	$25.9
Gain on sale of STR Mechanical	(13.0)	—
Non-cash equity compensation expense	0.9	0.9
Adjusted EBITDA	$32.6	$26.8

IES HOLDINGS, INC. AND SUBSIDIARIES
SUPPLEMENTAL REMAINING PERFORMANCE OBLIGATIONS AND NON-GAAP RECONCILIATION OF BACKLOG DATA
(DOLLARS IN MILLIONS)
(UNAUDITED)

	December 31,	September 30,	December 31,
	2022	2022	2021
Remaining performance obligations	$1,011	967	$721
Agreements without an enforceable obligation (1)	316	319	$227
Backlog	$1,327	1,286	$948

(1) Our backlog contains signed agreements and letters of intent which we do not have a legal right to enforce prior to work starting. These arrangements are excluded from remaining performance obligations until work begins.